NON-EXCLUSIVE PATENT LICENSE AGREEMENT



JOHN D. ERICSSON
INVENTOR


and


SEA PRIDE INDUSTRIES, INC.
AND ITS AFFILIATE SUBSIDIARY
SEA STAR INDUSTRIES, INC.



RE: SEA STAR TM OYSTER
RELAY SYSTEM



Version:      Thursday, June 27, 1996

NON-EXCLUSIVE LICENSE AGREEMENT

Non-exclusive license Agreement made and entered into this _____ day of ______, 19___, by and between:

JOHN D. ERICSSON, an individual residing in (Gulf Breeze, Florida, and having a mailing address of PO Box 6211, Gulf Breeze, FL 32561 (hereinafter referred to as LICENSOR, on the one hand;
and
SEA STAR INDUSTRIES, INC., and its affiliate parent company, SEA PRIDE INDUSTRIES, INC., (both Delaware corporations) having a business address at 91 Baybridge Drive, Gulf Breeze, FL 32561 (hereinafter referred to as "LICENSEE" on the other hand.

WHEREAS, LICENSOR has invented an Oyster Relay System, on which invention he has filed utility U.S. patent application(s) entitled "Oyster Cleansing/Purification Array" with the U.S. Patent and Trademark Office;
 WHEREAS, LICENSEE is desirous of securing, and LICENSOR is willing to grant, a non-exclusive patent license under the Licensed invention to manufacture, use, sell and otherwise practice the Licensed Invention;
      NOW, THEREFORE, in consideration of the covenants and obligations hereinafter set forth, to be well and truly performed, the parties hereto hereby agree as follows:



I. NON-EXCLUSIVE PATENT LICENSE

LICENSOR agrees and does hereby grant LICENSEE the non-exclusive right and license to manufacture, use, sell and otherwise practice the Licensed Invention in the United States of America its territories and possessions and all foreign countries, subject to any limitations below (all of which is collectively termed the Licensed Territory), such right and license being only for LICENSEE and not sub-licensable, except as may otherwise be explicitly permitted herein, until the expiration of the last to expire of any and all Patent(s) or any reissue(s) or extension(s) thereof, which may issue on the Licensed Invention (the Licensed Patent Rights), unless sooner terminated in; accordance with any of the provisions hereof. LICENSEE agrees that a will manufacture embodiments of the Licensed invention. However, should LICENSEE or a related company use the Licensed Invention for profit, or otherwise practice the Licensed Invention, the embodiments of the Licensed Invention so used shall be considered as sold to LICENSEE at the highest sales price charged to a third party for an embodiment of the Licensed Invention for the purpose of calculating royalties.

II.  ROYALTIES.

      LICENSEE agrees to pay to LICENSOR a royalty of FIVE PERCENT (5%) of the gross sales of the gross sales from the processing of the shellfish or FIVE PERCENT (5%) lease receipts of the equipment sales or TEN PERCENT (10%) of lease receipts due LICENSEE, less manufacturing labor and materials costs on all devices and/or systems covered by the Licensed Patent Rights or made or used in accordance with the Licensed Invention or covered by one or more of the current or hereafter pending claims of said U.S. patent application or any continuation(s), division(s) or continuation(s)-in-part thereof (the Licensed Patent Application Rights).
      However, should the U.S. patents on the Licensed invention become invalidated or expire, or should LICENSOR fail to secure a patent on the licensed invention three years from the date hereof, LICENSEE may thereafter at its option, cease payment of royalties, except for arty Device(s) destined for a foreign market in which case royalties will continue to be paid on those foreign sales where patent rights exist.
      However, if LICENSOR thereafter secures a U.S. patent on the Licensed Invention, the royalty rate will again become due and royalties again payable to LICENSOR, retroactively including as due and payable those payments suspended by LICENSEE.

III.  LICENSOR FULL OWNER OF INVENTION

LICENSOR warrants that he is the true inventor of the Licensed Invention, has no liens or encumbrances thereon, and has the capacity and right to alienate or encumber title on same.

IV.  ROYALTY DUE DATES

      All royalties provided for by this License Agreement shall be due and Payable within thirty days after completion of each device or system covered by the present agreement, and LICENSEE agrees to pay to LICENSOR or his designee Within the thirty day period, time being of the essence, the total amount of royalties due and payable on account of its operations under this Agreement. Should any royalty payment(s) be late, additional interest charges of ONE POINT FIVE (1.5%) percent per month shall be immediately paid by LICENSEE.

V. ROYALTY REPORTS & RECORDS

      LICENSEE agrees that it will render to LICENSOR or its designee on or before the 28th day of each of the months of January, April, July and October of each year during which this Agreement is in force, a written detailed report setting forth the total gross sales receipts from its royalty-bearing sales, the country of ultimate destination, number of units and parts involved and their serial numbers (which shall be provided by LICENSOR for marking on the Licensed Devices by LICENSEE) and the royalty calculation during the period covered by such report. LICENSEE shall maintain accurate records as to all LICENSED DEVICES sold by it hereunder, which shall be open to the inspection of LICENSOR or his duly authorized agent at all reasonable times during normal business hours during the continuance of this Agreement and for a period of six
(6) months after termination hereof, provided that LICENSEE will not be required to retain any such record for more than three (3), years after the making thereof.
Should any such inspection show a significant shortage error was made by LICENSEE in the amount of royalties due, LICENSEE shall pay for the costs of the inspection.

VI.  GUARANTEED MINIMUM PERFORMANCE

LICENSEE shall use "good diligent efforts" to manufacture, promote, market and sell the licensed Invention throughout the Licensed Territory within the quickest reasonable time and continuing thereafter as long as this Agreement is in effect. LICENSEE warrants and guarantees that all Device(s) which are embodiments of the Licensed Invention manufactured or sold by it shall be of high, quality and proper manufacture, and within the U.S. Occupational Health and Safety Administration (OHSA), The Environmental Protection Agency (EPA) and other regulatory governmental agency standards.
      Further, LICENSEE will allow (although LICENSEE is not required to) final, inspection and approval of each LICENSED DEVICE prior to the delivery to the customer by LICENSOR where requested, which inspection by LICENSOR must be satisfactory, regarding the manufacture and/or operation of the device, in accordance with plans or specifications submitted by LICENSOR, or the LICENSED DEVICE will have to be modified according to LICENSOR's instructions until approved by LICENSOR. Only upon final approval by LICENSOR can the LICENSED DEVICE be used or sold by LICENSEE. LICENSOR agrees that he will not unreasonably withhold approval of the LICENSED DEVICE after inspection.
The present provision does not require LICENSOR to inspect the LICENSED DEVICE, nor is LICENSOR responsible or otherwise liable for manufacturing and/or design defects in LICENSED DEVICE. Further, LICENSOR warrants, and guarantees that LICENSEE shall indemnify LICENSOR in the event of any lawsuit involving the LICENSED INVENTION naming LICENSOR. In addiction, LICENSEE will obtain and maintain liability insurance in the amount of one million dollars ($1,000,000.00), naming licensor as co-insured.
LICENSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO THE VIABILITY OR FITNESS OF THE LICENSED INVENTION.
LICENSEE warrants that it will sell at least ONE (1) LICENSED DEVICE within two calendar years from the date of execution of the present agreement, and ONE (1) LICENSED DEVICE every two years thereafter, until termination or expiration of the present agreement.

VIl.  OPTION ON FOREIGN RIGHTS & OBLIGATIONS THEREFOR

LICENSEE shall have the option of securing like rights to the rights granted herein on like terms for any and all foreign countries in which it has sold or has prepaid orders to sell the LICENSED DEVICE in sufficient numbers to establish a financially promising market presence. In order to exercise its option for the foreign countries it wishes to have a license in, LICENSEE no later than OCTOBER 15, 1994, time being of the essence, shall inform LICENSOR, in writing of the names of the countries desired and details regarding the pending orders in said counties, including number of machines, amount of prepayment of U.S. dollars, and customer destination name and address.
Promptly after all of the foregoing conditions of this section are met LICENSOR and LICENSEE shall execute an "non-exclusive Patent LICENSE, Agreement for the designated foreign counties (hereinafter the "Foreign Patent Rights"), which agreement shall have the same or analogous terms as this Agreement, LICENSEE shall pay EIGHTY PERCENT (80%), and LICENSOR shall pay TWENTY PERCENT (20%) of all reasonable foreign patent and related legal expenses, fees and costs involving the Licensed Invention in the Licensed Territory for which LICENSEE exercised the present option, including filing, prosecution and maintenance expenses. LICENSOR shall be free to secure as he sees fit foreign patent rights in any countries which LICENSEE elects not to pursue under the terms of this agreement, and LICENSEE shall have no rights in other foreign countries which did not exercise its option in.
      LICENSEE may sublicense the manufacture and sales of the Licensed Invention under the Foreign Patent Rights to independent third parties in arms' length transactions, and LICENSEE shall pay LICENSOR or his designee immediately upon receipt twenty-five percent (25%) of all revenues or other consideration it receives from the sublicensee(s).
LICENSOR shall pay for all reasonable foreign patent and related legal expenses, fees and costs involving the Licensed Invention in the Licensed Territory for which it exercised its option, including filing, prosecution and maintenance, expenses.

VIII.  PATENT MARKING

LICENSEE agrees to mark permanently and legibly all embodiments of the Licensed Invention manufactured and sold by it under this Agreement with a patent notice in compliance with the applicable statute(s) relating to the marking of patent pending and patented articles. Further, LICENSEE agrees to place on the Licensed Invention induce provided by LICENSOR which may include a trade name or mark for the device, "Patent Pending" or similar notice, as well as other indicia as LICENSOR sees fit.

IX.  PATENT INFRINGEMENT SUIT(S)

LICENSEE agrees to notify LICENSOR of any infringement(s) by third parties, and shall pay LICENSOR royalties on any monetary recoveries from infringes on the present invention, to the extent that such moneys recoveries by LICENSEE are held to be reasonable royalties or damages in lieu thereof. LICENSOR shall have the right to enforce any patent licensed hereunder on behalf of itself and LICENSEE, and LICENSEE shall join any such suit as a named party, if required. In such events the amount of recovery paid to LICENSOR shall be the sole property of LICENSOR. If LICENSOR does not desire to enter into such suit, it shall be the obligation of LICENSEE to do so. In such a case, LICENSEE during such suit has a right to offset royalty payments to LICENSOR in the amount of TWENTY FIVE PERCENT (25%) of current legal costs and fees during said royalty payment period, not to exceed ONE-THIRD (1/3) of said royalty during any royalty payment period. Once said suit has terminated, LICENSEE'S right to offset royalty payments to LICENSOR, as indicated above, terminates.

X. DEFAULT

In the event that LICENSEE defaults or breaches any of the provisions of the license agreement or fails to account for or pay to LICENSOR any of the royalties to be due and payable to LICENSOR hereunder, LICENSOR reserves the right to terminate this Agreement upon sixty (60) days prior written notice to LICENSEE; provided, however, that LICENSEE, within the thirty (30) day period referred to, cures the said default or breach, the license herein granted and this Agreement shall continue in full force and effect if LICENSEE collectively has been in default of any of the provisions of this Agreement more than three
(3) times, regardless of whether or not LICENSEE thereafter cured its default(s), the period for LICENSEE to cure said default or breach is reduced from the thirty (30) day period indicated supra to a five (5) day period.

XI.  BANKRUPTCY

      In the event of any adjudication of bankruptcy, appointment of a receiver by a court of competent jurisdiction, assignment for the benefit of Creditors or levy of execution directly involving LICENSEE, this Agreement shall thereupon forthwith automatically terminate.

XII. TERMINATION BY LICENSEE

      LICENSEE may, at its option, terminate this agreement by giving written notice to LICENSOR, if LICENSOR is found not to be the inventor of the Licensed Invention within thirty (30) days from the discovery and notification thereof;

XIII.  TERMINATION BY LICENSOR

      In the event of any of the following, LICENSOR may, at his option, terminate this Agreement by giving written notice to LICENSEE, if
      (a) LICENSEE does not meet its minimum performance guarantees under
Section VI hereof.
      (b) Upon thirty (30) days written notice of LICENSEE shall breach or default on any obligation under this License Agreement; provided, however, that LICENSEE may avoid such termination before the end of such period LICENSEE notifies LICENSOR that such breach has been cured and states the matter of such cure.

XIV.  TERMINATION EFFECTS

      The termination hereof automatically or by either party shall not relieve LICENSEE from making any royalty payment or report due LICENSOR or his representative(s) for manufacturing or sales prior to the effective date of termination.

XV.  UN-ASSIGNABILITY

      The rights of LICENSEE hereunder are unassignable and cannot be sub-licensed without the written consent of LICENSOR.

XVI. LICENSEE NOT TO ACT FOR LICENSOR and VISA VERSA

      LICENSEE agrees that it does not have the right to, and will not at any time hereafter, transact any business in the name of LICENSOR or obligate LICENSOR in any manner, character or description; and LICENSOR shall not under any circumstances be liable for any agreement, contract, representation or warranty, which LICENSEE may hereafter enter into or make, except for the present agreement.
      In addition, in the absence of agreement between LICENSEE and LICENSOR to the contrary, LICENSOR agrees that it does not have the right to, and will not at any time hereafter, transact any business in the name of LICENSEE or obligate LICENSEE in any manner, character or description; and LICENSEE shall not, under any circumstances, be liable for any agreement, contract representation or warranty, which LICENSOR may hereafter enter into or make, except for the present agreement.




XVII.  LIMITATION ON EFFECT OF WAIVER

      No waiver by either party, whether express or implied, of any provision of this Agreement or of any breach or default of either party, shall constitute a continuing waiver of such provision or of a waiver of any other provisions of this Agreement.

XVIII.       ENTIRE AGREEMENT; MODIFIED ONLY IN WRITING

 This Agreement includes all the agreements of the parties and supersedes and cancels all previous agreements, negotiations, commitments and writings in respect to the subject matter hereof. No claimed oral agreement in respect hereto shall be considered as any part thereof. No waiver of or change in any of the terms hereof subsequent to the execution hereof claimed to have been made by any representative of either party shall have any force or effect unless in writing signed by the parties or duly authorized representatives of the parties.

XIX. NOTICES

Notices required under this Agreement shall be in writing and shall for all purposes be deemed to be fully given and received if sent by certified mail, postage prepaid, return receipt requested, to the respective party(ies) at the above identified address(es). Either party hereto may change its address for the purposes of this Agreement by giving the other party(ies) written notice of its new address.

XX.  SEVERABILITY

      The provisions and sections hereof are severable and independent. Should any provision or section hereof be held or considered void or unenforceable, the validity of the remaining provisions and sections shall not be affected, and, they shall still be enforced.

XXI.  FLORIDA LAW

This Agreement is being entered into in the State of Florida, and the interpretation and enforcement hereof shall be in accordance with the laws of the State of Florida. LICENSEE agrees and admits that the Florida courts have personal jurisdiction over it and is the proper, best and most convenient forum for any contractual disputes.

XXII.  LEGAL ADVICE

      LICENSEE represents and warrants that the terms and legal effect of this Agreement have been fully explained to him by an attorney at law of his own selection.



IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed personally or, in the case of LICENSEE, by their duly authorized representatives and their corporate seals to be hereunto affixed, as of the day and year first above written.

                                            JOHN D. ERICSSON
                                            LICENSOR

                                            _______________________

                                            Licensee:
                                            Sea Pride Industries, Inc., By:

                                            _______________________
                                            Director

                                            _______________________
                                            Director

                                            Attest:

                                            _______________________
                                            Secretary/Treasurer

                                            Witnessed and Signed
                                            this ____ day of __________, 19__.

(SEAL)                                      _______________________
                                            Notary (Commission Expires _____)